1 EXHIBIT 1.01 Conflict Minerals Report of Helen of Troy Limited In accord with Rule 13p-1 under the Securities Exchange Act of 1934 This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2023 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). 1. Introduction Helen of Troy is a leading global consumer products company offering creative solutions for our customers through a diversified portfolio of well-recognized and widely trusted brands. The Company has built leading market positions through new product innovation, product quality and competitive pricing. Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reorganized as Helen of Troy Limited in Bermuda in 1994. Helen of Troy has two business segments: Home & Outdoor and Beauty & Wellness. The Home & Outdoor segment offers a broad range of outstanding world-class brands that help consumers enjoy everyday living inside their homes and outdoors. Our innovative products for home activities include food preparation and storage, cooking, cleaning, organization, and beverage service. Our outdoor performance range, on-the-go food storage, and beverageware includes lifestyle hydration products, coolers and food storage solutions, backpacks, and travel gear. Sales for this global segment are primarily to online and brick & mortar retailers and through our direct-to-consumer channel. The Beauty & Wellness segment provides consumers with a broad range of outstanding world-class brands for beauty and wellness. In Beauty, we deliver innovation through products such as hair styling appliances, grooming tools, and liquid and aerosol personal care products that help consumers look and feel more beautiful. In Wellness, we are there when you need us most with highly regarded humidifiers, thermometers, water and air purifiers, heaters, and fans. Sales for this global segment are primarily to online and brick & mortar retailers, distributors, and through our direct-to-consumer channel. Helen of Troy purchases its products from unaffiliated manufacturers, most of which are located in China, Mexico, Vietnam and the United States. Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten (“3TG”). As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process.

2 2. Product Description Helen of Troy contracts to have products manufactured that may contain 3TG, such as home, outdoor, wellness, and beauty consumer products. Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations. The Company does not purchase any materials directly from smelters or refiners, so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG. Helen of Troy’s suppliers were requested to use the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin. Verified SORs were matched against available lists of processors that have been certified by internationally- recognized industry validation schemes, such as the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewelry Council Chain-of-Custody Certification (“RJC”). Conflict free certification information is current as of April 23, 2024. 3. Reasonable Country of Origin Inquiry Description Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”). Helen of Troy assembled an internal team, led by its Vice President, Global ESG (Environmental, Social and Governance), comprised of representatives from Helen of Troy’s finance, legal and supply chain departments. Helen of Troy engaged Source Intelligence (“SI”), a third-party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. This is the ninth consecutive year the Company worked with SI. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them. Information was collected and stored using an online platform provided by SI. Supplier Engagement As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform. In an effort to increase awareness of the Company’s Conflict Minerals Compliance Program (CMCP), supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center. The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict

3 minerals and to inform suppliers as to why information was being requested. There were also opportunities to participate in webinars providing information on the Conflict Minerals Rule. Subsequent engagement followed these steps: • Following the initial introductions to the program and information request, up to three reminder emails were sent to each non-responsive supplier requesting survey completion. • Suppliers who remained non-responsive were contacted by email and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided. • If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Helen of Troy. Specifically, Helen of Troy contacted these suppliers by email to request their participation in the program. SI followed up with an email in a timely manner. Information Requested Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Where a supplier was unable to provide a CMRT, SI requested information on its suppliers of products or components which may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email in order to build a chain-of-custody back to the 3TG SOR. Every effort was made to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, SI executed non-disclosure agreements with Helen of Troy suppliers when requested. Helen of Troy chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to Helen of Troy to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data.

4 Quality Assurance Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the SI platform on a bi-weekly basis up to 3 contacts. • One or more smelter or refiners (SORs) were listed for an unused metal; • SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor; • Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region; • Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers; • Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope; • Supplier indicated they have not provided all applicable SOR information received; and • Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers. 4. RCOI Results Helen of Troy’s RCOI process revealed the following: • A total of 147 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process. The survey response rate among these suppliers was 93%. The decrease in response rate was due to the inclusion of suppliers from recent acquisitions. For some of these suppliers, this was the first time they were requested to provide such information. We anticipate response rates will improve in the future as these suppliers are further engaged in this process. • Out of these responding suppliers, 22% indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy. • The responding suppliers using conflict minerals provided names of 260 verified SORs. • Of the 260 verified SORs, 86.2% are currently certified, of those that are not yet certified, 2.7% are actively moving through the certification process or are planning to do so within two years. Around 82.3% of verified SORs had no indication of sourcing from the DRC/Covered Countries. Of those SORs that show indication of sourcing from the DRC/Covered Countries, all but 1 are currently certified or actively moving through the certification process. Related to the 1 SOR, we required the relevant supplier to cease any more purchases from these SORs for our products.

The following table lists the verified SORs provided by Helen of Troy's suppliers, along with the certification status of each SOR as of April 23, 2024.

Number	Metal	Official Smelter Name	Conflict-Free Certifications
1	Gold	8853 S.p.A.	None
2	Gold	Abington Reldan Metals, LLC	RMAP
3	Gold	Advanced Chemical Company	RMAP - Active
4	Gold	Agosi AG	LBMA, RJC, RMAP
5	Gold	Aida Chemical Industries Co., Ltd.	RMAP
6	Gold	Al Etihad Gold Refinery DMCC	None
7	Gold	Alexy Metals	None
8	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
9	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
10	Gold	Argor-Heraeus S.A.	LBMA, RMAP
11	Gold	Asahi Pretec Corp.	LBMA, RMAP
12	Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
13	Gold	Asahi Refining USA Inc.	LBMA, RMAP
14	Gold	Asaka Riken Co., Ltd.	RMAP
15	Gold	Augmont Enterprises Private Limited	RMAP - Active
16	Gold	Aurubis AG	LBMA, RMAP
17	Gold	Bangalore Refinery	RMAP - Active
18	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
19	Gold	Boliden AB	LBMA, RMAP
20	Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
21	Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP
22	Gold	Cendres + Metaux S.A.	None
23	Gold	Chimet S.p.A.	LBMA, RMAP
24	Gold	Chugai Mining	RMAP
25	Gold	Coimpa Industrial LTDA	RMAP
26	Gold	Dowa	RMAP
27	Gold	DSC (Do Sung Corporation)	RMAP
28	Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
29	Gold	Eco-System Recycling Co., Ltd. North Plant	RMAP
30	Gold	Eco-System Recycling Co., Ltd. West Plant	RMAP
31	Gold	Emirates Gold DMCC	None
32	Gold	Geib Refining Corporation	None
33	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	RMAP - Active
34	Gold	Gold by Gold Colombia	RMAP
35	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP
36	Gold	Guangdong Jinding Gold Limited	None

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Number	Metal	Official Smelter Name	Conflict-Free Certifications
37	Gold	Heimerle + Meule GmbH	LBMA, RMAP
38	Gold	Heraeus Germany GmbH Co. KG	RMAP
39	Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
40	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP
41	Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
42	Gold	Istanbul Gold Refinery	LBMA, RMAP
43	Gold	Italpreziosi	RJC, RMAP
44	Gold	Japan Mint	LBMA, RMAP
45	Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
46	Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, RMAP
47	Gold	Kazzinc	LBMA, RMAP
48	Gold	Kennecott Utah Copper LLC	LBMA, RMAP
49	Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP
50	Gold	Kojima Chemicals Co., Ltd.	RMAP
51	Gold	Korea Zinc Co., Ltd.	RMAP
52	Gold	L'Orfebre S.A.	RMAP
53	Gold	LS-NIKKO Copper Inc.	LBMA, RMAP
54	Gold	LT Metal Ltd.	RMAP
55	Gold	Materion	RMAP
56	Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
57	Gold	Metal Concentrators SA (Pty) Ltd.	RMAP
58	Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
59	Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
60	Gold	Metalor Technologies (Suzhou) Ltd.	RJC, RMAP
61	Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
62	Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
63	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
64	Gold	Mitsubishi Materials Corporation	LBMA, RMAP
65	Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
66	Gold	MKS PAMP SA	LBMA, RMAP
67	Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP
68	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
69	Gold	Navoi Mining and Metallurgical Combinat	RMAP
70	Gold	NH Recytech Company	RMAP
71	Gold	Nihon Material Co., Ltd.	LBMA, RMAP
72	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RJC, RMAP
73	Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
74	Gold	Planta Recuperadora de Metales SpA	RMAP

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Number	Metal	Official Smelter Name	Conflict-Free Certifications
75	Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
76	Gold	PX Precinox S.A.	LBMA, RMAP
77	Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
78	Gold	REMONDIS PMR B.V.	RMAP
79	Gold	Royal Canadian Mint	LBMA, RMAP
80	Gold	SAAMP	None
81	Gold	Safimet S.p.A	None
82	Gold	SAFINA A.S.	RMAP
83	Gold	Samduck Precious Metals	None
84	Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RMAP
85	Gold	Shandong Gold Smelting Co., Ltd.	LBMA, RMAP
86	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	None
87	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP
88	Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
89	Gold	Singway Technology Co., Ltd.	None
90	Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP
91	Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
92	Gold	SungEel HiMetal Co., Ltd.	RMAP
93	Gold	T.C.A S.p.A	LBMA, RMAP
94	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
95	Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
96	Gold	Tongling Nonferrous Metals Group Co., Ltd.	None
97	Gold	TOO Tau-Ken-Altyn	RMAP
98	Gold	Torecom	RMAP
99	Gold	Umicore Precious Metals Thailand	None
100	Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
101	Gold	United Precious Metal Refining, Inc.	RMAP
102	Gold	Valcambi S.A.	LBMA, RJC, RMAP
103	Gold	WEEEREFINING	RMAP
104	Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP
105	Gold	WIELAND Edelmetalle GmbH	RMAP
106	Gold	Yamakin Co., Ltd.	RMAP
107	Gold	Yokohama Metal Co., Ltd.	RMAP
108	Gold	Yunnan Copper Industry Co., Ltd.	None
109	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
110	Tantalum	AMG Brasil	RMAP
111	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP
112	Tantalum	D Block Metals, LLC	RMAP
113	Tantalum	F&X Electro-Materials Ltd.	RMAP

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Number	Metal	Official Smelter Name	Conflict-Free Certifications
114	Tantalum	FIR Metals & Resource Ltd.	RMAP
115	Tantalum	Global Advanced Metals Aizu	RMAP
116	Tantalum	Global Advanced Metals Boyertown	RMAP
117	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	RMAP
118	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
119	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
120	Tantalum	Jiangxi Tuohong New Raw Material	RMAP
121	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
122	Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
123	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
124	Tantalum	KEMET de Mexico	RMAP
125	Tantalum	Materion Newton Inc.	RMAP
126	Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
127	Tantalum	Mineracao Taboca S.A.	RMAP
128	Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
129	Tantalum	Molycorp Silmet A.S.	RMAP
130	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
131	Tantalum	PowerX Ltd.	RMAP
132	Tantalum	QuantumClean	RMAP
133	Tantalum	Resind Industria e Comercio Ltda.	RMAP
134	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	RMAP
135	Tantalum	Taki Chemical Co., Ltd.	RMAP
136	Tantalum	TANIOBIS Co., Ltd.	RMAP
137	Tantalum	TANIOBIS GmbH	RMAP
138	Tantalum	TANIOBIS Japan Co., Ltd.	RMAP
139	Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP
140	Tantalum	Telex Metals	RMAP
141	Tantalum	Ulba Metallurgical Plant JSC	RMAP
142	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	RMAP
143	Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
144	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
145	Tin	Alpha	RMAP
146	Tin	An Vinh Joint Stock Mineral Processing Company	None
147	Tin	Aurubis Beerse	RMAP
148	Tin	Aurubis Berango	RMAP
149	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
150	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
151	Tin	China Tin Group Co., Ltd.	RMAP
152	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	RMAP

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Number	Metal	Official Smelter Name	Conflict-Free Certifications
153	Tin	CRM Synergies	RMAP
154	Tin	CV Ayi Jaya	RMAP
155	Tin	CV Venus Inti Perkasa	RMAP
156	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	None
157	Tin	Dowa	RMAP
158	Tin	DS Myanmar	RMAP
159	Tin	EM Vinto	RMAP
160	Tin	Estanho de Rondonia S.A.	RMAP
161	Tin	Fabrica Auricchio Industria e Comercio Ltda.	RMAP
162	Tin	Fenix Metals	RMAP
163	Tin	Gejiu Kai Meng Industry and Trade LLC	None
164	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
165	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	None
166	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	None
167	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP
168	Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP
169	Tin	Jiangxi New Nanshan Technology Ltd.	RMAP
170	Tin	Luna Smelter, Ltd.	RMAP
171	Tin	Ma'anshan Weitai Tin Co., Ltd.	None
172	Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
173	Tin	Malaysia Smelting Corporation (MSC)	RMAP
174	Tin	Melt Metais e Ligas S.A.	None
175	Tin	Metallic Resources, Inc.	RMAP
176	Tin	Mineracao Taboca S.A.	RMAP
177	Tin	Mining Minerals Resources SARL	RMAP
178	Tin	Minsur	RMAP
179	Tin	Mitsubishi Materials Corporation	RMAP
180	Tin	Modeltech Sdn Bhd	None
181	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	None
182	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
183	Tin	O.M. Manufacturing Philippines, Inc.	RMAP
184	Tin	Operaciones Metalurgicas S.A.	RMAP
185	Tin	Pongpipat Company Limited	None
186	Tin	Precious Minerals and Smelting Limited	RMAP - Active
187	Tin	PT Aries Kencana Sejahtera	RMAP
188	Tin	PT Artha Cipta Langgeng	RMAP
189	Tin	PT ATD Makmur Mandiri Jaya	RMAP
190	Tin	PT Babel Inti Perkasa	RMAP
191	Tin	PT Babel Surya Alam Lestari	RMAP

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Number	Metal	Official Smelter Name	Conflict-Free Certifications
192	Tin	PT Bangka Prima Tin	RMAP
193	Tin	PT Bangka Serumpun	RMAP
194	Tin	PT Bangka Tin Industry	RMAP - Active
195	Tin	PT Belitung Industri Sejahtera	RMAP
196	Tin	PT Bukit Timah	RMAP
197	Tin	PT Cipta Persada Mulia	RMAP
198	Tin	PT Menara Cipta Mulia	RMAP
199	Tin	PT Mitra Stania Prima	RMAP
200	Tin	PT Mitra Sukses Globalindo	RMAP
201	Tin	PT Panca Mega Persada	None
202	Tin	PT Premium Tin Indonesia	RMAP
203	Tin	PT Prima Timah Utama	RMAP
204	Tin	PT Putera Sarana Shakti (PT PSS)	RMAP
205	Tin	PT Rajawali Rimba Perkasa	RMAP
206	Tin	PT Rajehan Ariq	RMAP
207	Tin	PT Refined Bangka Tin	RMAP
208	Tin	PT Sariwiguna Binasentosa	RMAP
209	Tin	PT Stanindo Inti Perkasa	RMAP
210	Tin	PT Sukses Inti Makmur	RMAP
211	Tin	PT Timah Tbk Kundur	RMAP
212	Tin	PT Timah Tbk Mentok	RMAP
213	Tin	PT Tinindo Inter Nusa	RMAP
214	Tin	PT Tirus Putra Mandiri	None
215	Tin	PT Tommy Utama	RMAP
216	Tin	Resind Industria e Comercio Ltda.	RMAP
217	Tin	Rui Da Hung	RMAP
218	Tin	Super Ligas	RMAP
219	Tin	Thaisarco	RMAP
220	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	RMAP
221	Tin	Tin Technology & Refining	RMAP
222	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	None
223	Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
224	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP
225	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	RMAP
226	Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP
227	Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP
228	Tungsten	China Molybdenum Co., Ltd.	RMAP
229	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
230	Tungsten	Cronimet Brasil Ltda	RMAP

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Number	Metal	Official Smelter Name	Conflict-Free Certifications
231	Tungsten	DONGKUK INDUSTRIES CO., LTD.	RMAP - Progressing
232	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	RMAP
233	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP
234	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
235	Tungsten	Global Tungsten & Powders LLC	RMAP
236	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
237	Tungsten	H.C. Starck Tungsten GmbH	RMAP
238	Tungsten	Hubei Green Tungsten Co., Ltd.	RMAP
239	Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP
240	Tungsten	Hunan Jintai New Material Co., Ltd.	None
241	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	RMAP
242	Tungsten	Japan New Metals Co., Ltd.	RMAP
243	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
244	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
245	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
246	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
247	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
248	Tungsten	Kennametal Fallon	RMAP
249	Tungsten	Kennametal Huntsville	RMAP
250	Tungsten	Lianyou Metals Co., Ltd.	RMAP
251	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
252	Tungsten	Masan High-Tech Materials	RMAP
253	Tungsten	Niagara Refining LLC	RMAP
254	Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP
255	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	RMAP
256	Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP
257	Tungsten	Tungsten Vietnam Joint Stock Company	RMAP
258	Tungsten	Wolfram Bergbau und Hutten AG	RMAP
259	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
260	Tungsten	Xiamen Tungsten Co., Ltd.	RMAP

Certification Status:

1. Responsible Minerals Assurance Process (RMAP)
    - **RMAP**: The smelter has an active certification or is in the process of renewing their certification.
    - **RMAP -Active**: The smelter is actively moving through the certification process.

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2. Responsible Gold Certificate: London Bullion Market Association (LBMA)

    - **LBMA**: The smelter has obtained a Responsible Gold Certification.

3. Chain of Custody Certificate: Responsible Jewelry Council (RJC)

    - **RJC:** The smelter has obtained a Chain-of-Custody Certification**.**

*NA refers to no applicable standard identified

Countries of origin for these SORs are believed to include:

Country of Origin		
Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Russian Federation
Belarus	Ireland	Rwanda
Belgium	Israel	Saudi Arabia
Bermuda	Italy	Sierra Leone
Bolivia	Ivory Coast	Singapore
Brazil	Japan	Slovakia
Burundi	Jersey	South Africa
Cambodia	Kazakhstan	South Sudan
Canada	Kenya	Spain
Central African Republic	Korea, Republic of	Suriname
Chile	Kyrgyzstan	Sweden
China	Laos	Switzerland
Colombia	Luxembourg	Taiwan
Congo (Brazzaville)	Madagascar	Tajikistan
Czech Republic	Malaysia	Tanzania
Djibouti	Mali	Thailand
DRC- Congo (Kinshasa)	Mexico	Turkey
Ecuador	Mongolia	Uganda
Egypt	Morocco	United Arab Emirates
Estonia	Mozambique	United Kingdom
Ethiopia	Myanmar	United States
Finland	Namibia	Uzbekistan
France	Netherlands	Viet Nam
Germany	Niger	Zambia
Ghana	Nigeria	Zimbabwe
Guinea	Papua New Guinea	

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13 5. Due Diligence Process Helen of Troy’s due diligence process was designed to conform to the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1. It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly. • Step 1- Establish strong company management systems Helen of Troy’s conflict minerals policy is publicly available at www.helenoftroy.com. The Company utilizes an internal team, led by the Vice President, Global ESG, comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives. Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department. The Company’s internal team efforts are supplemented with a third-party service provider’s extensive knowledge and experience, as well as training seminars on conflict minerals. • Step 2- Identify and assess risk in the supply chain The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training. Quality assessments with suppliers are being expanded to encompass compliance initiatives. Suppliers are being encouraged to implement conflict mineral policies with their vendors. • Step 3- Design and implement a strategy to respond to identified risks Helen of Troy continues to make improvements on risk management. As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated. The online platform maintained by SI allows Helen of Troy to 1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf. 2 Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs. 3 Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

14 access and analyze supplier responses as well as SOR information. Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources. • Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free: RMAP, LBMA and RJC. If the SOR is not certified by these internationally-recognized schemes, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. • Step 5- Report on supply chain due diligence Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission. The Form SD is publicly available at www.helenoftroy.com. 6. Steps to Improve Due Diligence Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures: • Continue to assess the presence of 3TG in its supply chain • Clearly communicate expectations with regard to supplier performance, transparency and sourcing • Educate suppliers who are being contacted for the first time due to recent acquisitions and maintain the response rate for the RCOI process • Continue to compare RCOI results to information collected via independent conflict free smelter validation programs 7. Product Determination Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free.

15 8. Independent Private Sector Audit Based on Helen of Troy’s declaration, a private sector audit is not required.